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Exhibit 3.23

BY-LAWS OF

DTI ASSOCIATES, INC.
A VIRGINIA STOCK CORPORATION

ARTICLE I

CORPORATE OFFICES

        Section 1.    PRINCIPAL OFFICE.    The principal office of the corporation shall be 1 Crystal Park, 2011 Crystal Drive, Suite 625 Arlington, Virginia 22202.

        Section 2.    REGISTERED OFFICE.    The registered office of the corporation shall be 3867 Plaza Drive, Fairfax, Virginia 22030.

        Section 3.    REGISTERED AGENT.    The registered agent of the corporation shall be Joseph A. Barsanti, Esq.

        Section 4.    OTHER OFFICES.    The corporation shall establish additional or different offices for the conduct of business and for service of process and shall notify the State Corporation of any such changes including any substitution of the registered agent of the corporation.

ARTICLE II

CAPITAL STOCK

        Section 1.    SHARES OF STOCK.    The aggregate number of shares, classes of stock and respective voting powers, if any, are as described in the Articles of Incorporation as amended.

        Section 2.    VOTING ENTITLEMENTS.    The voting powers for the election of directors and for all other purposes shall be vested exclusively in the Class A Common Stock. Shares of Class B Common Stock shall not have voting rights.

        Section 3.    CERTIFICATES FOR SHARES.    Each stockholder shall be entitled to a certificate or certificates of stock in such form as required by law and as approved by the Board of Directors. Certificates shall be signed by the President, or a Vice-President, and the Secretary, or an Assistant Secretary, and shall have the corporate seal impressed thereon.

        Section 4.    PROVISIONS FOR STOCK TRANSFERS.    The shareholders have entered into a shareholders' agreement which contains further provisions particular to this corporation, including restrictions on the transfer of shares of the corporation. All such documents may be examined by bona fide prospective transferees of shares and other appropriate persons upon written request to the corporate secretary. All transferees of shares must become parties to the shareholders' agreement and be bound thereby. No shares will be transferred on the books of the corporation until the transferee has filed a consent to be bound, on the form provided by the corporate secretary, with the corporation.

ARTICLE III

ACCOUNTING CONSIDERATIONS

        Section 1.    SPECIFIC ACCOUNTING PROCEDURES.    The corporation shall consistently follow accounting procedures in accordance with the generally accepted standards as set forth by the American Institute of Certified Public Accountants.

        Section 2.    FISCAL YEAR.    The fiscal year of the Corporation shall end on the 31st day of December in each year.

        Section 3.    ANNUAL REPORTS.    The corporation shall maintain accounting records for the business of the corporation in the manner set forth in Section 1 of Article III of these Bylaws.

ARTICLE IV

KEEPING OF BOOKS AND RECORDS;
SHAREHOLDER INSPECTION RIGHTS

        Section 1.    OBLIGATION TO KEEP.    The corporation shall keep its articles, by-laws, shareholder's minutes, written consents and communications to shareholders for the last three years, a list of its current directors, and copies of its most recent annual report at the corporation's principal office.

        Section 2.    INSPECTION RIGHTS.    Any shareholder of the corporation, with five (5) days written notice, can inspect and copy the records described in Article IV, Section 1. With a good faith demand and a proper purpose, a shareholder of at least six (6) months or of 5% of the stock of the corporation may inspect and copy directors minutes, accounting records, and a shareholders list.

ARTICLE V

MEETING OF SHAREHOLDERS

        Section 1.    PLACE OF MEETING.    All meetings of the shareholders shall be held at such place, either within or without the Commonwealth of Virginia, as may be stated in the notice of meeting.

        Section 2.    ANNUAL MEET/NG.    The annual meeting of the shareholders of the Corporation, for the election of Directors and transaction of such other business as may come before the meeting, shall be held in each year on the 2nd Monday in October beginning in 1988 at the time and place provided in the notice or waiver of notice of the meeting. If that date is a legal holiday, the annual meeting shall be held on the next succeeding day not a legal holiday.

        Section 3.    SPECIAL MEETING.    Special meetings of the shareholders, for any purpose or purposes, may be called at any time by the Chairman of the Board or the President, by a majority of the Board of Directors, or by shareholders together holding at least 20% of the number of shares of capital stock of the Corporation at that time outstanding and entitled to vote at the meeting. The time and place shall be stated in the notice or waiver of notice of each meeting.

        Section 4.    NOTICE.    Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the mail addressed to the shareholder at his address as it appears on the stock transfer books, with postage thereon prepaid.

        Notice of a shareholders' meeting to act on an amendment of the Articles of Incorporation, on a plan of dissolution or sale of substantially all of the assets of the corporation, or merger or consolidation shall be given, in the manner provided above except that said notice shall be mailed to all shareholders of the Corporation, not less than twenty-five (25) nor more than sixty (60) days before the date of the meeting, and shall include the proposed amendment or plan of merger, dissolution or consolidation.

        Section 5.    WAIVER.    Notwithstanding the above, notice may be waived in writing signed by the person entitled to such notice, and any shareholder who attends a meeting shall be deemed to have had timely and proper notice unless he attends for the express purpose, stated at the beginning of such meeting, of objecting to the transaction of any business because the meeting is not lawfully called or convened.

        Section 6.    CHAIRMAN OF MEETINGS.    The Chairman of the Board, if there be one, shall preside over all meetings of the shareholders. If he is not present, or there is none in office, the President shall preside. If neither the Chairman of the Board nor the President is present, a Vice President shall preside, or, if none be present, a Chairman shall be elected by the meeting. The Secretary of the Corporation shall act as Secretary of all the meetings, if he be present. If he i5 not present, the Chairman shall appoint a Secretary of the meeting.

ARTICLE VI

SHAREHOLDER VOTING PROCEDURES

        Section 1.    ELIGIBILITY.    Unless a date is fixed by the Board of Directors not more than seventy (70) days next preceding the date on which action requiring the determination of shareholders is to be taken, the date on which notice of the meeting is mailed, or the date on which the resolution of the Board of Directors declaring a dividend is adopted, as the case may be, shall be the record date for determining shareholders entitled to notice of, or to vote at, any meeting of shareholders, or entitled to receive any dividend, or in order to make a determination of shareholders for any other proper purpose.

        Section 2.    VOTING LISTS.    The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged by voting group and class or series if applicable, with the address of and the number of shares held by each.

        Section 3.    QUORUM REQUIREMENTS.    The presence in person or by proxy of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum at any meeting of the stockholders. If less than a quorum shall be in attendance at the time for which a meeting shall have been called, the meeting may be adjourned from time to time by a majority of the shareholders present or represented by proxy without notice other than by announcement at the meeting until a quorum shall attend. A shareholder cannot "break" a quorum by departure from a meeting and may be deemed present at adjournments of the meeting.

        Section 4.    PROXY VOTES.    Each stockholder shall be entitled to cast one vote in person or by proxy for each share entitled to vote standing in his name on the books of the Corporation. Proxies shall be executed in writing, shall not be valid after the expiration of eleven months from the date of the execution thereof, and shall be revocable at the discretion of the persons executing them.

        Section 5.    PERCENTAGE OF VOTES REQUIRED, An action shall be approved if more votes are cast for it than against it. Abstentions shall not count or prevent the passage of a proposition.

        Section 6.    ACTION WITHOUT A MEETING.    The shareholders may act without meeting if a consent in writing, setting forth the actions so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

ARTICLE VII

BOARD OF DIRECTORS

        Section 1.    GENERAL POWERS.    The property, affairs and business of the Corporation shall be managed by the Board of Directors, and, except as otherwise expressly provided by law, the Articles of Incorporation or these by-laws, all of the powers of the Corporation shall be vested in such Board. A majority of the number of Directors elected and serving at the time of any meeting shall constitute a quorum for the transaction of business. The act of a majority of Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

        Section 2.    QUALIFICATION, NUMBERS AND TERM.    The number of Directors shall be not less than three (3) nor more than seven (7).

        Directors shall be elected at the annual meeting of the shareholders, or at any adjourned or special meeting held in lieu thereof, and need not be shareholders.

        The term of office of each of the Directors shall be one year and thereafter until his removal or until his successor has been elected, whichever shall first occur.

        Section 3.    COMPENSATION.    The Board of Directors shall determine any payment to be made to directors for services and expenses.

        Section 4.    MEETINGS AND NOTICES.    Regular meetings of the Board of Directors shall be held immediately after the annual meeting of the shareholders, and at such other times as the Board of Directors may determine. Special meetings of the Board of Directors may be called by the President or the Secretary, or by a majority of the members of the Board.

        Notice of meetings other than the regular annual meeting shall be given to each Director at least ten (10) days prior to the meeting, at his residence or business address or by delivering such notice to him by telephoning or telegraphing it to him. Any such notice shall contain the time and place of the meeting, but need not contain the purpose of the meeting. Meetings may be held without notice if all of the Directors are present or those not present waive notice before or after the meeting.

        The Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other. A written record shall be made of the action taken at any such meeting. The Directors may act without a meeting if a consent in writing setting forth the action so taken shall be signed either before or after such action.

        Section 5.    QUORUM AND VOTING.    A majority of the Board of Directors shall constitute a quorum, but less than a quorum may adjourn the meeting to a fixed time and place, no further notice of any adjourned meeting being required.

        Each Director shall have one vote irrespective of the number of shares of stock that he may hold, and the act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

        Section 6.    REMOVAL.    At a meeting called expressly for that purpose, any Director may be removed by a vote of shareholders holding a majority of the shares entitled to vote at an election of Directors.

        Section 7.    METHOD FOR FILLING VACANCIES.    Any vacancy arising among the Directors may be filled by the remaining Directors unless sooner filled by the shareholders.

        Section 8.    INDEMNIFICATION.    Indemnification of a director, or a former director, of the corporation against liability is as described in the Articles of Incorporation as amended.

        Section 9.    TRANSACTIONS WITH INTERESTED DIRECTORS.    Any transaction between the corporation and one or more directors, or between the corporation and another corporation in which a director is a principal, will be allowable if there is full disclosure, the deal is fair and has the approval of the shareholders of the corporation.

 ARTICLE VIII

COMMITTEES

        Section 1.    MEMBERSHIP AND AUTHORITY.    The Board of Directors, by resolution adopted by a majority of the number of Directors fixed by these by-laws, may elect a committee which shall consist of not less than two Directors. When the Board of Directors is not in session, a committee may have all power vested in the Board of Directors by law, by the Articles of Incorporation, or by these bylaws, provided that a committee shall not have the power to declare dividends, to approve an amendment to the Articles of Incorporation or a plan of merger or consolidation, or to take any action prohibited by express resolution of the Board of Directors. A committee shall report at the next regular or special meeting of the Board of Directors all action which the committee may have taken on behalf of the Board since the last regular or special meeting of the Board of Directors.

        The Board of Directors, by resolution duly adopted, may establish such standing or special committees of the Board as it may deem advisable; and the members, terms and authority of such committees shall be as set forth in the resolutions establishing the same.

        Section 2.    RECORD OF PROCEEDINGS.    All actions taken by a committee of the Board of Directors must be recorded in written form and subject to inspection by the shareholders of the corporation.

        Section 3.    REGULAR AND SPECIAL MEETINGS.    Regular and special meetings of any committee established pursuant to this Article may be called and held subject to the same requirements with respect to time, place and notice as are specified in these by-laws for regular and special meetings of the Board of Directors.

        Section 4.    QUORUM AND MANNER OF ACTING.    A majority of the members of any Committee serving at the time of any meeting thereof shall constitute a quorum for the transaction of business at such meeting. The action of a majority of those members present at a committee meeting at which a quorum is present shall constitute the act of the committee.

        Section 5.    TERM OF OFFICE.    Members of any committee shall be elected as above provided and shall hold office until their successors are elected by the Board of Directors or until such committee is dissolved by the Board of Directors.

        Section 6.    RESIGNATION AND REMOVAL.    Any member of a committee may resign at any time by giving written notice of his intention to do so to the President or the Secretary of the Corporation, or may be removed, with or without cause, at any time by such vote of the Board of Directors as would suffice for his election.

        Section 7.    VACANCIES.    Any vacancy occurring in a committee resulting from any cause whatever may be filled by the Board of Directors.

        Section 8.    COMPENSATION.    The Board of Directors shall have exclusive authority to establish the compensation for committees.

ARTICLE IX

OFFICERS

        Section 1.    NUMBER, ELECTION AND TERMS.    The officers of the Corporation shall be a President, who shall be a Director, one or more Vice-Presidents as determined by the Board of Directors, a Secretary, and one or more Assistant Secretaries as determined by the Board of Directors, and a Treasurer, if so desired, and one or more Assistant Treasurers, if so desired, as determined by the Board of Directors. Any officer may hold two or more offices simultaneously.

        All officers of the Corporation shall be elected annually by the Board of Directors at its meeting held immediately after the annual meeting of the stockholders.

        Officers shall hold office for a term of one year and until their respective successors are elected.

        Section 2.    REMOVAL AND VACANCIES.    Any officer may be removed summarily with or without cause at any time whenever the Board of Directors in its absolute discretion shall consider that the best interests of the Corporation would be served thereby.

        Section 3.    DUTIES.    The President shall:

          Preside at all meetings of the Board of Directors and stockholders, present at each annual meeting of the stockholders and Board of Directors a report of the condition of the business of the Corporation, cause to be called regular and special meetings of the stockholders and Directors in accordance with these By-Laws, sign all stock certificates along with the Secretary, sign and make all contracts and agreements in the name of the Corporation, see that corporate records required by the statutes are properly kept and filed according to law, appoint and remove, employ and discharge and fix the compensation of all servants, agents, employees and clerks of the corporation other than the corporate officers, subject to the approval of the Board of Directors, and per all other duties to his position and office, and which are required by law.

          The Vice-President shall:

          During the absence or inability of the President to render and perform his duties and exercise his powers, perform the duties and exercise the powers of the President.

          The Secretary shall:

          Keep the minutes of the meetings of the Board of Directors and of the stockholders in appropriate books, give and serve all notices of the Corporation, be custodian of the records and of the seal, sign all stock certificates, keep the stock transfer books in the manner prescribed by law, and perform all other duties incident to the office of Secretary.

          The Treasurer shall:

          Have the care and custody of and be responsible for all the funds and securities of the Corporation, exhibit at all reasonable times his books and accounts to any Director or stockholder of the Corporation upon application at the principal place of business during business hours, render a statement of the financial condition of the Corporation at each regular meeting of the Board of Directors and at the annual meeting of the stockholders and at such other times as shall be required of him, keep at the office of the Corporation correct books of account, and perform all other duties appertaining to the office of Treasurer.

        Section 4.    COMPENSATION.    The officers shall receive such compensation as may be determined by the Board of Directors.

ARTICLE X

GENERAL PROVISIONS

        Section 1.    DISTRIBUTIONS.    The authority to determine the time, matter and amount of distributions, which includes amounts paid as redemptions of equity holdings as well as dividends, shall be vested in the Board of Directors. The standard of conduct for a director in voting to make a distribution from the assets of the corporation is one of good faith business judgment in the best interests of the corporation. A director may rely upon in good faith on the advice of officers, employees, counsel, accountants, or a committee.

        Section 2.    CORPORATE SEAL.    The seal of the Corporation shall be a flatfaced circular die with the word "SEAL" and the name of the Corporation engraved thereon, and its impression shall be in the form below:

        Section 3.    AMENDMENTS TO BYLAWS.    The power to alter, amend or repeal the By-Laws, or to adopt new By-Laws, shall be vested in the Board of Directors, but By-Laws made by the Board of Directors may be repealed or amended, and new By-Laws made by the stockholders, and the stockholders may prescribe that any By-Law made by them shall not be altered, amended or repealed by the Board of Directors.

        Section 4.    DISSENTERS RIGHTS.    The Board of Directors, upon resolution, may grant dissenters rights to any class or series of shares.

        Section 5.    CHECKS, NOTES AND DRAFTS.    Checks, notes, drafts and other orders for the payment of money shall be signed by such persons as the Board of Directors from time to time may authorize.

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  Exhibit 3.23
BY-LAWS OF DTI ASSOCIATES, INC. A VIRGINIA STOCK CORPORATION
ARTICLE I CORPORATE OFFICES
ARTICLE II CAPITAL STOCK
ARTICLE III ACCOUNTING CONSIDERATIONS
ARTICLE IV KEEPING OF BOOKS AND RECORDS; SHAREHOLDER INSPECTION RIGHTS
ARTICLE V MEETING OF SHAREHOLDERS
ARTICLE VI SHAREHOLDER VOTING PROCEDURES
ARTICLE VII BOARD OF DIRECTORS
ARTICLE VIII COMMITTEES
ARTICLE IX OFFICERS
ARTICLE X GENERAL PROVISIONS